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                                                                   EXHIBIT 10(2)
                      NOTE SECURED BY REAL ESTATE MORTGAGE

$250,000.00                                                         June 6, 1996

         For valuable consideration, Mountaineer Park, Inc., a West Virginia Corporation, does hereby promise to pay to the order of Bridge Capital, LLC, a Nevada Limited Liability Company ("Promisee"), the principal sum of Two Hundred FiftyThousand Dollars ($250,000.00), together with interest thereon, from the date hereof, at the rate of 15% per annum, payable principal and interest sixty
(60) days after the date hereof.

         Both principal and interest are payable in immediately available funds at the office of Promisee, at P3015 East Sunset Road, Las Vegas, Nevada 89120, or at such place as the holder hereof may from time to time designate in writing.

         Promisor may prepay this Note in full or in part at any time. Prepayments shall be applied first to accrued interest and then to the next due payments of principal hereunder.

         Promisor represents and warrants as follows: (a) Promisor is a corporation duly organized, validly existing and in good standing under the laws of West Virginia and the State of Delaware; and, (b) the execution, delivery and performance by Promisor of this Note the Deed of Trust, and the UCC 1 Financing Statement; (i) Promisor's character or bylaws or (ii) any law or any contractual restriction binding on or affecting Promisor; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Promisor of any Document; and (d) each Document to which Promisor is a party constitutes the legal, valid and binding obligation of Promisor, enforceable against Promisor in accordance with its terms.

         So long as any principal of or interest on this Note shall remain unpaid, Promisor will, unless Promisee shall otherwise consent in writing:

                (a) Furnish to Promisee at Promisee's request: (i) balance sheets of Promisor and its subsidiaries as of the end of such quarter and statements of income and retained earnings of Promisor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Promisor;
                (ii) within one hundred twenty (120) days after the end of each fiscal year of Promisor, a copy of the annual report for such year for Promisor and its subsidiaries, containing financial statements for such year certified in a manner acceptable to Promisee by independent public accountants of recognized standing; (iii) promptly after the sending or filing thereof, copies of all reports that Promisor sends to any of its security holders; (iv) as soon as possible and in any event within five
                (5) business days after Promisee's notice to Promisor of the occurrence of an event of default hereunder or any event that, with the giving of notice or the lapse of time or both, would constitute an event of default hereunder, together with Promisee's specific request therefor, the written statement of the chief financial officer of Promisor, setting forth the details of such event of default or event and the action that Promisor proposes to take with respect thereto; and, (v) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of Promisor or any of its subsidiaries as Promisee from time to time may reasonably request.

                (b) Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, payment before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property subject

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                to the deed of trust being assigned to Promisee by the
                Assignments (as hereinafter defined) except to the extent contested in good faith.

                (c) Maintain and preserve its existence, rights and privileges, and obtain, maintain and preserve all authorizations and approvals that are necessary in the proper conduct of its business.

                (d) Keep adequate and proper records and books of account, in which complete and correct entries will be made in accordance with generally accepted accounting principals consistently applied, reflecting all financial transactions of Promisor.

                (e) Not merge or consolidate with any person or entity except where Promisor is the surviving entity.

                (f) Not sell, convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any person or entity, or abandon all or substantially all of its assets.

                (g) Not make any material change in the nature of its business as carried on at the date hereof, except upon the written consent of Promisee, which consent shall not be unreasonably withheld.

         This Note is secured by a Real Estate Deed of Trust and UCC Financing Statement of even date herewith. Should any event of default, as hereinafter defined, occur, the whole sum of principal and interest hereunder shall, without notice, immediately become due at the option of the holder hereof. Any and all of the following shall constitute an event of default hereunder:

                (a) Failure to make any payment of any installment of principal interest hereunder within ten (10) days after the date on which it

                (b) Failure to perform any obligation contained herein or in the Deed of Trust or in the Assignment of the Warrants or any other security instrument by which this Note is or becomes secured or any guaranty hereof or thereof, other than the payment of principal or interest hereunder, which failure is not cured within a period of thirty (30) days after the date of notice thereof; provided, however, that if Promisee's providing Promisor such thirty (30) day cure period would, in Promisee's reasonable judgment, materially adversely impair security for this Note, then Promisee shall timely provide a copy to Promisor of any such notice of such failure to perform that Promisee receives, and shall otherwise afford Promisor such cure period, if any, as will not so impair such security, not to exceed thirty (30) days notice; or

                (c) Any representation or warranty made by any Loan Party in this Note, in any other Document or in any document or certificate executed in connection with this Note shall have been incorrect in any material respect when made; or

                (d) Any Loan Party shall fail to perform or observe any term, covenant, or agreement contained in any Document to be performed or observed by such Loan Party, and, except as set forth in clause (a) above, such failure, if capable of being remedied, shall remain unremedied for thirty (30) days after written notice thereof shall have been given to such Loan Party by Promisee; or

                (e) Any Loan Party shall fail to pay any debt for borrowed money or other similar obligation or liability ("Indebtedness") (excluding Indebtedness evidence by this Note) or any interest or premium thereon, when due (whether by scheduled


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                maturity, required prepayment, acceleration, demand or
                otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, provided, however, that, with respect to any non-monetary default relating to such Indebtedness, Promisor shall not not deemed in default hereunder if Promisor notified Promisee of such default and Promisor's intention to contest any such default, thereafter diligently prosecutes such defense, and any adjudication or resolution does not materially affect any Loan Party; or,

                (f) One or more judgments or orders for the payment of money exceeding any applicable insurance coverage by more than $1,000,000.00 in the aggregate shall be rendered against any Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall to be in effect; or

                (g) Any Loan Party shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such person or entity seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such person or entity or for any substantial part of its property; or any Loan Party shall take any action to authorize or effect any of the actions set forth above in this clause (g); or

                (h) Any provision of this Note or any other Document shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that it has any liability or obligation hereunder or thereunder; or

                (i)  Failure to grant the Warranties provided for above.

         In the event of default under this Note, the Mortgage, the UCC 1 Financing Statement or any other instrument securing this Note, (a) interest shall be payable on the whole of the sum outstanding at the rate of twenty two percent (22%) per annum (the "Agreed Rate"), for the duration of such default following any applicable grace period, whether or not the holder hereof has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness due and payable and (b) following Promisee's satisfaction of any applicable notice and cure requirements, Promisee may (i) declare the outstanding principal amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or

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other notice of any kind, all of which are hereby expressly waived, and (ii)
exercise any and all of its other rights under applicable law, hereunder and under the other documents.

         Promisor and all others who may have become liable for the payment of all or any part of this obligation do hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the holder hereof, without in any way affecting the liability of each. Promisor agrees that the holder hereof may release all or part of the security for the payment thereof or release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

         Promisor promises to pay on demand all costs incurred in collection and/or enforcement of this Note, the Pledge, either of the Assignments or any other instrument securing this Note or any part hereof or thereof or otherwise in connection herewith, including, but not limited to, reasonable attorneys' fees, and, in the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable.

         The obligations of any party liable for the payment of all or any part of this obligation shall be joint and several.

         Promisor agrees that all notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied, telexed, telegraphed or delivered to Promisor at the following address: Mountaineer Park Inc., P. O. Box 358, Chester, West Virginia 26034 or at such other address as may hereafter be specified by Promisor to Promisee at its address set forth herein) in writing. All notices and communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier, (ii) if telecopied, when transmitted, (iii) if telexed, when confirmed by telex answer back, (iv) if telegraphed, when delivered to the telegraph company and (v) if delivered, upon delivery.

         No failure on the Part of Promisee to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by Promisee preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy of Promisee. No amendment or waiver of any provision of this Note, nor consent to any departure by Promisor therefrom, shall in any event be effective unless the same shall be in writing and signed by Promisee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Promisor waives any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

         If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void, or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or

         The laws of the State of West Virginia shall govern the validity, construction, performance and effect of this Note. Hancock County, West Virginia shall be the exclusive venue for any action brought by the parties in any way related to this Note.

         IN WITNESS WHEREOF, Mountaineer Park, Inc., has affixed its signature at Alliance, Ohio, this 6th day of June, 1996.

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Signed and acknowledged in the presence of:

                                            MOUNTAINEER PARK, INC.


                                            By: /s/ Edson R. Arneault
                                               --------------------------------
                                               EDSON R. ARNEAULT, PRESIDENT

STATE OF OHIO         )
COUNTY OF STARK       )


         Before me, a Notary Public, in and for said County and State, personally appeared the above named Mountaineer Park, Inc., by Edson R. Arneault, its President, who acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed, and the deed of such corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Alliance, Ohio, this 6th day of June, 1996.

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